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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2003

GENERAL MARITIME CORPORATION
(Exact name of each Registrant as specified in its Charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	001-16531 (Commission File Number)	06-159-7083 (IRS employer identification no.)
35 West 56th Street New York, New York 10019 (Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code): (212) 763-5600

Item 9. Regulation FD Disclosure

        The information in this Current Report is being furnished to, but not filed with, the Securities and Exchange Commission solely under Item 12 of Form 8-K, "Results of Operations and Financial Condition," pursuant to Regulation G under the Securities Act of 1933.

Item 12. Disclosure of Results of Operations and Financial Condition.

        On April 23, 2003, General Maritime Corporation (the "Company") issued a press release including its results of operations for the quarter ended March 31, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1.

        In addition to reporting measures of the Company's financial performance in accordance with U.S. generally accepted accounting principles (GAAP), the press release also included EBITDA and Adjusted EBITDA figures. The Company believes that EBITDA provides its security holders with an indication of the Company's cash flow from operations, irrespective of the actual timing of its collection of revenue or payment of operating costs in cash. Adjusted EBITDA also provides an indication of the Company's cash flow from its operations without regard to gains or losses on disposition of assets, non-cash charges or charges from legal organization or other one-time charges, irrespective of the actual timing of its collections or revenue or payment of operations costs in cash. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results. The Summary Consolidated Financial and Other Data in the press release provides a reconciliation of EBITDA to net income and a reconciliation of Adjusted EBITDA to net income.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 28, 2003

GENERAL MARITIME CORPORATION
By:	/s/ JAMES C. CHRISTODOULOU James C. Christodoulou Vice President, Chief Financial Officer and Secretary

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  Item 9. Regulation FD Disclosure
  Item 12. Disclosure of Results of Operations and Financial Condition .
SIGNATURES